                                                Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	October 20, 2022		574-235-2000

1st Source Corporation Reports Record Third Quarter Results,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS
•Net income was a record $32.74 million for the quarter, up $0.25 million or 0.78% from the third quarter of 2021. Diluted net income per common share was $1.32, up $0.03 from the prior year’s third quarter of $1.29.
•Cash dividend of $0.32 per common share was approved, up 3.23% from the cash dividend declared a year ago.
•Return on average assets of 1.62% and return on average common shareholders’ equity of 14.87% compared to 1.65% and 14.08%, respectively in the third quarter of 2021.
•Average loans and leases net PPP loans grew $177.10 million in the third quarter, up 3.25% (13% annualized growth) from the previous quarter and $451.88 million, up 8.74% from the third quarter of 2021.
•Tax-equivalent net interest income was $69.12 million, up $6.78 million, or 10.88% from the third quarter a year ago. Tax-equivalent net interest margin was 3.60%, up 26 basis points from the third quarter a year ago.
•Mortgage banking income was $0.86 million, down $2.29 million, or 72.56% from the third quarter a year ago.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported record quarterly net income of $32.74 million for the third quarter of 2022, up 0.78% from the $32.48 million reported in the third quarter a year ago, bringing the 2022 year-to-date net income to $89.44 million compared to $90.81 million in 2021. Diluted net income per common share for the third quarter of 2022 was $1.32 versus $1.29 in the third quarter of 2021. Diluted net income per common share for the first nine months of 2022 and 2021 was $3.59.
At its October 2022 meeting, the Board of Directors approved a cash dividend of $0.32 per common share, up 3.23% from the $0.31 per common share declared a year ago. The cash dividend is payable to shareholders of record on November 1, 2022 and will be paid on November 10, 2022.
Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “We are pleased to announce that we had record net income for the third quarter. Average loans grew $451.88 million or 8.74% net of Paycheck Protection Program (PPP) loans from the third quarter last year. Average deposits increased $271.40 million, up 4.24% from the prior year third quarter. Our tax-equivalent net interest margin for the quarter was 3.60% compared to 3.34% in the prior year third quarter. The expansion in our net interest margin over the last two quarters has been largely the result of numerous Federal Reserve rate increases during the first nine months of this year. As the Federal Reserve continues its attempt to cool down runaway inflation without triggering a recession, continued rate changes are a distinct possibility and deposit rate competition will likely have an impact on the margin expansion we have seen over the last two quarters. We are very proud to have achieved record net income and impressive loan growth during the quarter but must be focused on organic, core deposit growth as we move into the next quarter and beyond.

“It was a welcome surprise and honor when two of our board members were named to the inaugural Indiana 250 list by IBJ Media this quarter. Isaac Torres, our newest board member and founder, President and Chief Executive Officer of InterCambio Express, Inc., as well as Tracy Graham, Managing Principal of Graham-Allen Partners, LLC and Chief Executive Officer of Aunalytics, Inc. were among those recognized. The Indiana 250 is a list of the state’s most influential community and business leaders, representing the sectors of civic leadership, energy and agriculture, financial and business services, healthcare and life sciences, hospitality, entertainment and arts, law, manufacturing and logistics, non-for-profit, education, real estate, and tech and media. The Indiana 250 was compiled by IBJ Media’s staff and executives after months of reviewing nominations, researching Indiana organizations and interviewing community leaders across the state. We are thrilled to have Isaac and Tracy as members of our board, and we greatly value their thoughtfulness and contributions to the work we do. It’s a great honor to have those who are helping shape our future be applauded and celebrated among the leadership community in our state, and we congratulate them on this much-deserved recognition of their vision and accomplishments. Additionally, due to the great work of everyone on the 1st Source team with the shared goal of serving customers’ needs, I was also recognized among the Indiana 250. I have been honored by the recognition and thank my colleagues for helping make that happen,” Mr. Murphy concluded.
THIRD QUARTER 2022 FINANCIAL RESULTS
Loans
Third quarter average loans and leases of $5.63 billion increased $451.88 million, up 8.74% net of PPP loans from the year ago quarter and increased $177.10 million, up 3.25% net of PPP loans from the previous quarter. Year-to-date average loans and leases of $5.47 billion increased $324.88 million, up 6.34% net of PPP loans from the first nine months of 2021. PPP loans of $6.35 million remained outstanding which is net of $0.13 million in unearned fees as of September 30, 2022. Strong growth primarily within our specialty finance group portfolios drove total average loans and leases higher compared to the third quarter of 2021 and the previous quarter.
Deposits
Average deposits of $6.67 billion grew $271.40 million for the quarter ended September 30, 2022, up 4.24% from the year ago quarter and decreased $122.55 million, down 1.80% from the previous quarter. Average deposits for the first nine months of 2022 were $6.70 billion, an increase of $473.64 million, up 7.61% from the same period a year ago. Deposit growth over the last year came from business and consumer clients while brokered deposits have declined.
Net Interest Income and Net Interest Margin
Third quarter 2022 tax-equivalent net interest income of $69.12 million increased $6.78 million, up 10.88% from the third quarter a year ago and grew $5.53 million, up 8.70% from the previous quarter. For the first nine months of 2022, tax-equivalent net interest income was $192.43 million, an increase of $15.51 million, up 8.76% from the first nine months of 2021. We recognized $0.08 million in PPP loan fees during the quarter and $2.58 million during the first nine months of 2022 compared to $6.69 million in the previous year quarter and $13.26 million during the first nine months of 2021.

Third quarter 2022 net interest margin was 3.59%, an increase of 26 basis points from the 3.33% for the same period in 2021 and an increase of 28 basis points from the previous quarter. On a fully tax-equivalent basis, third quarter 2022 net interest margin was 3.60%, an increase of 26 basis points from the 3.34% for the same period in 2021 and was higher by 28 basis points compared to the previous quarter. Non-recurring items during the quarter contributed seven basis points of the 28-basis point increase. Those items include lower interest expense on mandatorily redeemable securities due to book value adjustments of five basis points and net interest recoveries of two basis points.
Net interest margin for the first nine months of 2022 was 3.36%, an increase of nine basis points from the 3.27% for the first nine months of 2021. Net interest margin on a fully-tax-equivalent basis for the first nine months of 2022 was 3.37%, an increase of nine basis points from the 3.28% from the prior year. PPP loans had a positive impact on the net margin of four basis points for the first nine months of 2022 and 14 basis points for the first nine months of 2021.
Multiple Federal Reserve rate increases during 2022 contributed to net interest margin expansion as loans repriced faster than deposits during the second and third quarters of 2022.
Noninterest Income
Third quarter 2022 noninterest income of $22.01 million decreased $3.49 million, or 13.69% from the third quarter a year ago and decreased $0.82 million, or 3.60% from the second quarter of 2022. For the first nine months of 2022, noninterest income was $67.98 million, a decrease of $8.28 million, or 10.86% from the same period a year ago.
The reduction for both periods is mainly from reduced mortgage banking origination volumes resulting in lower income from loans sold in the secondary market. Demand for mortgages has continued to decline as higher rates have negatively impacted refinancing volumes. Equipment rental income continued to shrink as demand for leases declined. This was offset by a rise in service charges on deposit accounts and the absence of losses on the sale of investment securities. The decline in noninterest income from the prior quarter was mainly due to lower trust and wealth advisory income as a result of seasonal fee income recognized in the second quarter.
Noninterest Expense
Third quarter 2022 noninterest expense of $45.33 million decreased $2.73 million, or 5.69% from the third quarter a year ago and decreased $0.32 million, or 0.71% from the prior quarter. For the first nine months of 2022, noninterest expense was $136.32 million, a decrease of $1.08 million, or 0.79% compared to the same period in 2021.
The decrease in noninterest expense for the third quarter and the first nine months of 2022 compared to a year ago was mainly the result of lower charitable contributions, decreased leased equipment depreciation as the average equipment rental portfolio continues to decline, fewer legal fees and a reduction in group insurance costs offset by higher data processing charges for technology projects, an increase in the interest rate swap valuation provision and a rise in professional consulting fees.
The decrease in noninterest expense from the prior quarter was primarily the result of a reduction in the loan loss provision for unfunded loan commitments, decreased legal fees and lower leased equipment depreciation offset by higher data processing charges for technology projects, fewer gains on the sale of repossessed assets and an increase in the interest rate swap valuation provision.

Credit
The allowance for loan and lease losses as of September 30, 2022 was 2.36% of total loans and leases compared to 2.39% at June 30, 2022 and 2.50% at September 30, 2021. The allowance calculation includes PPP loans which are guaranteed by the SBA. Excluding these loans from the calculation results in an allowance which was unchanged at September 30, 2022, compared to 2.40% at June 30, 2022 and 2.58% at September 30, 2021. Net charge-offs of $0.30 million were recorded for the third quarter of 2022 compared with net charge-offs of $0.04 million in the same quarter a year ago and $0.40 million of net recoveries in the prior quarter. The majority of charge-offs during the quarter were related to the commercial and agricultural and consumer portfolios.
The provision for credit losses was $3.17 million for the third quarter of 2022, an increase of $5.73 million compared with the same period in 2021 and an increase of $0.66 million from the previous quarter. The increase in provision for credit losses during the quarter was primarily due to loan growth. The ratio of nonperforming assets to loans and leases was 0.48% as of September 30, 2022, compared to 0.60% on June 30, 2022 and 0.84% on September 30, 2021. Excluding PPP loans, the ratio of non-performing assets to loans and leases was unchanged at September 30, 2022 and June 30, 2022 and 0.87% at September 30, 2021. While nonperforming assets showed improvement during the quarter, the allowance for loan and lease losses increased at September 30, 2022 due to loan growth.
Capital
As of September 30, 2022, the common equity-to-assets ratio was 10.20%, compared to 10.66% at June 30, 2022 and 11.44% a year ago. The tangible common equity-to-tangible assets ratio was 9.26% at September 30, 2022 compared to 9.72% at June 30, 2022 and 10.50% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 13.50% at September 30, 2022 compared to 13.79% at June 30, 2022 and 13.65% a year ago.
Book value per share declined to $33.50 primarily due to non-credit-related, negative market value adjustments to our investment securities available-for-sale portfolio during the quarter. Market value adjustments were the result of changes in interest rates, market spreads and market conditions subsequent to purchase.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.

1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy-duty trucks, and construction equipment. The Corporation includes 79 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations and 10 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “hope,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
# # #
(charts attached)

1st SOURCE CORPORATION
3rd QUARTER 2022 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
AVERAGE BALANCES
Assets	$8,019,104	$8,092,316	$7,796,763	$8,040,090	$7,603,119
Earning assets	7,615,593	7,685,631	7,404,252	7,645,464	7,211,523
Investments	1,863,979	1,835,974	1,482,016	1,862,252	1,351,768
Loans and leases	5,627,718	5,467,808	5,427,080	5,474,401	5,480,229
Deposits	6,673,239	6,795,793	6,401,844	6,695,507	6,221,866
Interest bearing liabilities	4,958,209	5,049,145	4,811,516	4,973,767	4,725,850
Common shareholders’ equity	873,209	861,134	915,552	881,574	902,907
Total equity	931,412	915,714	960,235	936,974	947,248
INCOME STATEMENT DATA
Net interest income	$68,934	$63,462	$62,224	$192,014	$176,571
Net interest income - FTE(1)	69,116	63,585	62,335	192,427	176,921
Provision (recovery of provision) for credit losses	3,167	2,503	(2,559)	7,903	(3,186)
Noninterest income	22,007	22,830	25,497	67,982	76,264
Noninterest expense	45,331	45,655	48,064	136,322	137,402
Net income	32,745	29,330	32,481	89,476	90,822
Net income available to common shareholders	32,737	29,314	32,483	89,441	90,811
PER SHARE DATA
Basic net income per common share	$1.32	$1.18	$1.29	$3.59	$3.59
Diluted net income per common share	1.32	1.18	1.29	3.59	3.59
Common cash dividends declared	0.32	0.31	0.31	0.94	0.90
Book value per common share(2)	33.50	34.74	36.75	33.50	36.75
Tangible book value per common share(1)	30.10	31.33	33.37	30.10	33.37
Market value - High	51.29	48.42	48.63	52.70	51.02
Market value - Low	42.38	42.29	41.19	42.29	38.73
Basic weighted average common shares outstanding	24,656,736	24,691,747	24,919,956	24,697,106	25,126,703
Diluted weighted average common shares outstanding	24,656,736	24,691,747	24,919,956	24,697,106	25,126,703
KEY RATIOS
Return on average assets	1.62%	1.45%	1.65%	1.49%	1.60%
Return on average common shareholders’ equity	14.87	13.65	14.08	13.56	13.45
Average common shareholders’ equity to average assets	10.89	10.64	11.74	10.96	11.88
End of period tangible common equity to tangible assets(1)	9.26	9.72	10.50	9.26	10.50
Risk-based capital - Common Equity Tier 1(3)	13.50	13.79	13.65	13.50	13.65
Risk-based capital - Tier 1(3)	15.24	15.53	15.33	15.24	15.33
Risk-based capital - Total(3)	16.50	16.79	16.59	16.50	16.59
Net interest margin	3.59	3.31	3.33	3.36	3.27
Net interest margin - FTE(1)	3.60	3.32	3.34	3.37	3.28
Efficiency ratio: expense to revenue	49.85	52.91	54.79	52.43	54.34
Efficiency ratio: expense to revenue - adjusted(1)	48.71	51.72	53.38	51.16	52.44
Net charge offs (recoveries) to average loans and leases	0.02	(0.03)	0.00	(0.01)	0.09
Loan and lease loss allowance to loans and leases	2.36	2.39	2.50	2.36	2.50
Nonperforming assets to loans and leases	0.48	0.60	0.84	0.48	0.84

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
END OF PERIOD BALANCES
Assets	$8,097,486	$8,029,359	$8,012,463	$8,096,289	$7,964,092
Loans and leases	5,762,078	5,551,216	5,394,003	5,346,214	5,358,797
Deposits	6,621,231	6,744,896	6,673,092	6,679,065	6,522,505
Allowance for loan and lease losses	135,736	132,865	129,959	127,492	133,755
Goodwill and intangible assets	83,911	83,916	83,921	83,926	83,931
Common shareholders’ equity	826,059	856,251	864,850	916,255	911,333
Total equity	886,360	910,667	919,470	969,464	956,397
ASSET QUALITY
Loans and leases past due 90 days or more	$165	$50	$274	$249	$96
Nonaccrual loans and leases	27,813	33,490	35,435	38,706	43,166
Repossessions	26	102	73	861	690
Equipment owned under operating leases	1	43	343	1,518	1,598
Total nonperforming assets	$28,005	$33,685	$36,125	$41,334	$45,550
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	September 30,	June 30,	December 31,	September 30,
	2022	2022	2021	2021
ASSETS
Cash and due from banks	$86,952	$116,915	$54,420	$77,740
Federal funds sold and interest bearing deposits with other banks	30,652	164,848	470,767	559,542
Investment securities available-for-sale	1,801,194	1,836,389	1,863,041	1,583,240
Other investments	25,538	25,538	27,189	27,189
Mortgages held for sale	3,058	5,525	13,284	34,594
Loans and leases, net of unearned discount:
Commercial and agricultural	835,762	842,618	918,712	1,005,849
Solar	358,635	350,472	348,302	303,995
Auto and light truck	743,324	708,720	603,775	605,258
Medium and heavy duty truck	293,068	278,334	259,740	248,604
Aircraft	997,995	959,876	898,401	900,077
Construction equipment	878,692	803,734	754,273	729,412
Commercial real estate	937,423	931,058	929,341	939,131
Residential real estate and home equity	568,602	535,589	500,590	492,893
Consumer	148,577	140,815	133,080	133,578
Total loans and leases	5,762,078	5,551,216	5,346,214	5,358,797
Allowance for loan and lease losses	(135,736)	(132,865)	(127,492)	(133,755)
Net loans and leases	5,626,342	5,418,351	5,218,722	5,225,042
Equipment owned under operating leases, net	32,964	36,579	48,433	51,478
Net premises and equipment	44,837	45,250	47,038	46,748
Goodwill and intangible assets	83,911	83,916	83,926	83,931
Accrued income and other assets	362,038	296,048	269,469	274,588
Total assets	$8,097,486	$8,029,359	$8,096,289	$7,964,092
LIABILITIES
Deposits:
Noninterest-bearing demand	$2,047,328	$2,032,566	$2,052,981	$2,012,389
Interest-bearing deposits:
Interest-bearing demand	2,527,461	2,644,590	2,455,580	2,358,512
Savings	1,267,531	1,282,791	1,286,367	1,214,088
Time	778,911	784,949	884,137	937,516
Total interest-bearing deposits	4,573,903	4,712,330	4,626,084	4,510,116
Total deposits	6,621,231	6,744,896	6,679,065	6,522,505
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	145,192	162,649	194,727	210,275
Other short-term borrowings	195,270	5,190	5,300	5,390
Total short-term borrowings	340,462	167,839	200,027	215,665
Long-term debt and mandatorily redeemable securities	47,587	48,459	71,251	81,301
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	143,082	98,734	117,718	129,460
Total liabilities	7,211,126	7,118,692	7,126,825	7,007,695
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at September 30, 2022, June 30, 2022, December 31, 2021, and September 30, 2021, respectively	436,538	436,538	436,538	436,538
Retained earnings	671,541	646,600	603,787	583,631
Cost of common stock in treasury (3,548,496, 3,555,267, 3,466,162, and 3,408,141 shares at September 30, 2022, June 30, 2022, December 31, 2021, and September 30, 2021, respectively)	(119,743)	(119,876)	(114,209)	(111,253)
Accumulated other comprehensive (loss) income	(162,277)	(107,011)	(9,861)	2,417
Total shareholders’ equity	826,059	856,251	916,255	911,333
Noncontrolling interests	60,301	54,416	53,209	45,064
Total equity	886,360	910,667	969,464	956,397
Total liabilities and equity	$8,097,486	$8,029,359	$8,096,289	$7,964,092

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Interest income:
Loans and leases	$69,027	$60,415	$61,696	$184,650	$176,704
Investment securities, taxable	6,691	6,289	4,533	19,324	12,676
Investment securities, tax-exempt	339	157	140	630	468
Other	421	1,168	360	1,952	943
Total interest income	76,478	68,029	66,729	206,556	190,791
Interest expense:
Deposits	6,556	3,553	2,924	12,485	9,652
Short-term borrowings	380	23	25	427	90
Subordinated notes	904	851	816	2,578	2,448
Long-term debt and mandatorily redeemable securities	(296)	140	740	(948)	2,030
Total interest expense	7,544	4,567	4,505	14,542	14,220
Net interest income	68,934	63,462	62,224	192,014	176,571
Provision (recovery of provision) for credit losses	3,167	2,503	(2,559)	7,903	(3,186)
Net interest income after provision for credit losses	65,767	60,959	64,783	184,111	179,757
Noninterest income:
Trust and wealth advisory	5,498	6,087	5,886	17,499	17,833
Service charges on deposit accounts	3,240	2,942	2,767	8,974	7,722
Debit card	4,628	4,561	4,570	13,383	13,506
Mortgage banking	864	1,062	3,149	3,303	9,909
Insurance commissions	1,695	1,568	1,862	5,168	5,698
Equipment rental	2,761	3,295	3,946	9,718	12,830
Losses on investment securities available-for-sale	—	—	—	—	(680)
Other	3,321	3,315	3,317	9,937	9,446
Total noninterest income	22,007	22,830	25,497	67,982	76,264
Noninterest expense:
Salaries and employee benefits	26,386	25,562	26,974	77,415	77,680
Net occupancy	2,582	2,524	2,654	7,917	7,900
Furniture and equipment	1,372	1,384	1,494	4,051	4,388
Data processing	5,802	5,402	4,950	16,412	14,851
Depreciation – leased equipment	2,233	2,664	3,239	7,912	10,562
Professional fees	1,539	2,094	1,815	5,241	5,574
FDIC and other insurance	939	893	396	2,682	1,833
Business development and marketing	1,415	1,669	4,465	4,352	6,813
Other	3,063	3,463	2,077	10,340	7,801
Total noninterest expense	45,331	45,655	48,064	136,322	137,402
Income before income taxes	42,443	38,134	42,216	115,771	118,619
Income tax expense	9,698	8,804	9,735	26,295	27,797
Net income	32,745	29,330	32,481	89,476	90,822
Net (income) loss attributable to noncontrolling interests	(8)	(16)	2	(35)	(11)
Net income available to common shareholders	$32,737	$29,314	$32,483	$89,441	$90,811
Per common share:
Basic net income per common share	$1.32	$1.18	$1.29	$3.59	$3.59
Diluted net income per common share	$1.32	$1.18	$1.29	$3.59	$3.59
Cash dividends	$0.32	$0.31	$0.31	$0.94	$0.90
Basic weighted average common shares outstanding	24,656,736	24,691,747	24,919,956	24,697,106	25,126,703
Diluted weighted average common shares outstanding	24,656,736	24,691,747	24,919,956	24,697,106	25,126,703

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,816,138	$6,691	1.46%	$1,805,044	$6,289	1.40%	$1,451,523	$4,533	1.24%
Tax exempt(1)	47,841	426	3.53%	30,930	195	2.53%	30,493	172	2.24%
Mortgages held for sale	4,272	58	5.39%	4,889	52	4.27%	17,750	120	2.68%
Loans and leases, net of unearned discount(1)	5,627,718	69,064	4.87%	5,467,808	60,448	4.43%	5,427,080	61,655	4.51%
Other investments	119,624	421	1.40%	376,960	1,168	1.24%	477,406	360	0.30%
Total earning assets(1)	7,615,593	76,660	3.99%	7,685,631	68,152	3.56%	7,404,252	66,840	3.58%
Cash and due from banks	74,329			90,101			76,915
Allowance for loan and lease losses	(133,989)			(132,020)			(137,206)
Other assets	463,171			448,604			452,802
Total assets	$8,019,104			$8,092,316			$7,796,763

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,634,092	$6,556	0.56%	$4,753,331	$3,553	0.30%	$4,488,169	$2,924	0.26%
Short-term borrowings:
Securities sold under agreements to repurchase	159,345	21	0.05%	176,994	23	0.05%	177,720	24	0.05%
Other short-term borrowings	57,609	359	2.47%	5,394	—	—%	5,492	1	0.07%
Subordinated notes	58,764	904	6.10%	58,764	851	5.81%	58,764	816	5.51%
Long-term debt and mandatorily redeemable securities	48,399	(296)	(2.43)%	54,662	140	1.03%	81,371	740	3.61%
Total interest-bearing liabilities	4,958,209	7,544	0.60%	5,049,145	4,567	0.36%	4,811,516	4,505	0.37%
Noninterest-bearing deposits	2,039,147			2,042,462			1,913,675
Other liabilities	90,336			84,995			111,337
Shareholders’ equity	873,209			861,134			915,552
Noncontrolling interests	58,203			54,580			44,683
Total liabilities and equity	$8,019,104			$8,092,316			$7,796,763
Less: Fully tax-equivalent adjustments		(182)			(123)			(111)
Net interest income/margin (GAAP-derived)(1)		$68,934	3.59%		$63,462	3.31%		$62,224	3.33%
Fully tax-equivalent adjustments		182			123			111
Net interest income/margin - FTE(1)		$69,116	3.60%		$63,585	3.32%		$62,335	3.34%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,826,095	$19,324	1.41%	$1,317,976	$12,676	1.29%
Tax exempt(1)	36,157	786	2.91%	33,792	578	2.29%
Mortgages held for sale	5,967	177	3.97%	13,094	260	2.65%
Loans and leases, net of unearned discount(1)	5,474,401	184,730	4.51%	5,480,229	176,684	4.31%
Other investments	302,844	1,952	0.86%	366,432	943	0.34%
Total earning assets(1)	7,645,464	206,969	3.62%	7,211,523	191,141	3.54%
Cash and due from banks	75,497			76,103
Allowance for loan and lease losses	(131,572)			(140,800)
Other assets	450,701			456,293
Total assets	$8,040,090			$7,603,119

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	4,658,394	12,485	0.36%	4,403,595	9,652	0.29%
Short-term borrowings:
Securities sold under agreements to repurchase	176,029	67	0.05%	175,869	87	0.07%
Other short-term borrowings	22,983	360	2.09%	6,336	3	0.06%
Subordinated notes	58,764	2,578	5.87%	58,764	2,448	5.57%
Long-term debt and mandatorily redeemable securities	57,597	(948)	(2.20)%	81,286	2,030	3.34%
Total interest-bearing liabilities	4,973,767	14,542	0.39%	4,725,850	14,220	0.40%
Noninterest-bearing deposits	2,037,113			1,818,271
Other liabilities	92,236			111,750
Shareholders’ equity	881,574			902,907
Noncontrolling interests	55,400			44,341
Total liabilities and equity	$8,040,090			$7,603,119
Less: Fully tax-equivalent adjustments		(413)			(350)
Net interest income/margin (GAAP-derived)(1)		$192,014	3.36%		$176,571	3.27%
Fully tax-equivalent adjustments		413			350
Net interest income/margin - FTE(1)		$192,427	3.37%		$176,921	3.28%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2022	2022	2021	2022	2021
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$76,478	$68,029	$66,729	$206,556	$190,791
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	95	85	79	257	240
(C)	– Tax exempt investment securities	87	38	32	156	110
(D)	Interest income – FTE (A+B+C)	76,660	68,152	66,840	206,969	191,141
(E)	Interest expense (GAAP)	7,544	4,567	4,505	14,542	14,220
(F)	Net interest income (GAAP) (A-E)	68,934	63,462	62,224	192,014	176,571
(G)	Net interest income - FTE (D-E)	69,116	63,585	62,335	192,427	176,921
(H)	Annualization factor	3.967	4.011	3.967	1.337	1.337
(I)	Total earning assets	$7,615,593	$7,685,631	$7,404,252	$7,645,464	$7,211,523
	Net interest margin (GAAP-derived) (F*H)/I	3.59%	3.31%	3.33%	3.36%	3.27%
	Net interest margin – FTE (G*H)/I	3.60%	3.32%	3.34%	3.37%	3.28%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$68,934	$63,462	$62,224	$192,014	$176,571
(G)	Net interest income – FTE	69,116	63,585	62,335	192,427	176,921
(J)	Plus: noninterest income (GAAP)	22,007	22,830	25,497	67,982	76,264
(K)	Less: gains/losses on investment securities and partnership investments	(418)	(636)	(623)	(1,498)	(735)
(L)	Less: depreciation – leased equipment	(2,233)	(2,664)	(3,239)	(7,912)	(10,562)
(M)	Total net revenue (GAAP) (F+J)	90,941	86,292	87,721	259,996	252,835
(N)	Total net revenue – adjusted (G+J–K–L)	88,472	83,115	83,970	250,999	241,888
(O)	Noninterest expense (GAAP)	45,331	45,655	48,064	136,322	137,402
(L)	Less:depreciation – leased equipment	(2,233)	(2,664)	(3,239)	(7,912)	(10,562)
(P)	Noninterest expense – adjusted (O–L)	43,098	42,991	44,825	128,410	126,840
	Efficiency ratio (GAAP-derived) (O/M)	49.85%	52.91%	54.79%	52.43%	54.34%
	Efficiency ratio – adjusted (P/N)	48.71%	51.72%	53.38%	51.16%	52.44%

		End of Period
		September 30,	June 30,	September 30,
		2022	2022	2021
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$826,059	$856,251	$911,333
(R)	Less: goodwill and intangible assets	(83,911)	(83,916)	(83,931)
(S)	Total tangible common shareholders’ equity (Q–R)	$742,148	$772,335	$827,402
(T)	Total assets (GAAP)	8,097,486	8,029,359	7,964,092
(R)	Less: goodwill and intangible assets	(83,911)	(83,916)	(83,931)
(U)	Total tangible assets (T–R)	$8,013,575	$7,945,443	$7,880,161
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	10.20%	10.66%	11.44%
	Tangible common equity-to-tangible assets ratio (S/U)	9.26%	9.72%	10.50%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$826,059	$856,251	$911,333
(V)	Actual common shares outstanding	24,657,178	24,650,407	24,797,533
	Book value per common share (GAAP-derived) (Q/V)*1000	$33.50	$34.74	$36.75
	Tangible common book value per share (S/V)*1000	$30.10	$31.33	$33.37

The NASDAQ Stock Market National Market Symbol: “SRCE” (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com